Exhibit 99.1

News Release

Community Healthcare Trust Announces Results for the Three Months Ended December 31, 2020

FRANKLIN, Tenn., February 16, 2021 / PRNewswire / -- Community Healthcare Trust Incorporated (NYSE: CHCT) (the "Company") today announced results for the three months ended December 31, 2020. The Company reported net income for the fourth quarter of approximately $5.2 million, or $0.21 per diluted common share. Funds from operations and adjusted funds from operations ("AFFO") for the three months ended December 31, 2020 totaled $0.53 and $0.56, respectively, per diluted common share.

Highlights include:
•During the fourth quarter of 2020, the Company issued, through its at-the-market offering program ("ATM Program"), 480,592 shares of common stock at an average gross sales price of $47.65 per share and received net proceeds of approximately $22.4 million at an approximate 3.64% current equity yield.

•During the fourth quarter of 2020, the Company acquired ten real estate properties totaling approximately 216,102 square feet for an aggregate purchase price and cash consideration of approximately $67.9 million. Upon acquisition, the real estate properties were 100% leased in the aggregate with lease expirations through 2039.

•Subsequent to the fourth quarter of 2020, through February 16, 2021, the Company acquired four real estate properties totaling approximately 80,000 square feet for an aggregate purchase price of approximately $17.8 million and cash consideration of approximately $17.9 million, and entered into a $6.0 million term loan and a revolving line of credit up to $4.0 million with the tenant on two of the properties. Upon acquisition, the properties were 100.0% leased in the aggregate with lease expirations through 2036. These acquisitions were funded with cash on hand and proceeds from the Company's Revolving Credit Facility.

•The Company has two properties under definitive purchase agreements, to be acquired after completion and occupancy, for an aggregate expected purchase price of approximately $42.0 million. The Company's expected aggregate return on these investments is approximately 9.1%. The Company expects to close on these properties in the first quarter of 2021; however, the Company cannot provide assurance as to the timing of when, or whether, these transactions will actually close.

•The Company has one property under a definitive purchase agreement for an expected purchase price of approximately $4.4 million. The Company is currently performing due diligence procedures customary for this type of transaction. The Company expects to close on the purchase of this property in the second quarter of 2021; however, the Company cannot provide assurance as to the timing of when, or whether, this transaction will actually close.

•On February 11, 2021, the Company’s Board of Directors declared a quarterly common stock dividend in the amount of $0.4275 per share. The dividend is payable on March 5, 2021 to stockholders of record on February 25, 2021.

COVID-19 Pandemic
•Many healthcare providers have been impacted by the COVID-19 pandemic. Some of them were unable to see patients for a period of time; others have seen a reduced number of elective procedures and/or patient visits; while others have experienced limited impact, or have even seen improved cash flows from either increases in census or from government funding.

•As a result of the pandemic, the Company entered into deferral agreements with eighteen tenants. These represented less than one percent of our annualized rent in the aggregate. Sixteen of these agreements required the tenants to repay the deferred amounts during the last half of 2020, while two of the agreements extended repayment beyond the end of 2020. The Company has remaining payments due under these agreements of less than $100,000 as of December 31, 2020.

About Community Healthcare Trust Incorporated
Community Healthcare Trust Incorporated is a real estate investment trust that focuses on owning income-producing real estate properties associated primarily with the delivery of outpatient healthcare services in our target sub-markets throughout the United States. The Company had investments of approximately $735.4 million in 141 real estate properties as of December 31, 2020, located in 33 states, totaling approximately 3.1 million square feet.
Additional information regarding the Company, including this quarter's operations, can be found at www.chct.reit.  Please contact the Company at 615-771-3052 to request a printed copy of this information.

Cautionary Note Regarding Forward-Looking Statements
This press release contains statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "believes", "expects", "may", "should", "seeks", "approximately", "intends", "plans", "estimates", "anticipates" or other similar words or expressions, including the negative thereof. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Such forward-looking statements reflect management’s current beliefs and are based on information currently available to management. Because forward-looking statements relate to future events, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company's control. Thus, the Company’s actual results and financial condition may differ materially from those indicated in such forward-looking statements. Some factors that might cause such a difference include the following: general volatility of the capital markets and the market price of the Company's common stock, changes in the Company's business strategy, availability, terms and deployment of capital, the Company's ability to refinance existing indebtedness at or prior to maturity on favorable terms, or at all, changes in the real estate industry in general, interest rates or the general economy, adverse developments related to the healthcare industry, the degree and nature of the Company's competition, the ability to consummate acquisitions under contract, effects on global and national markets as well as businesses resulting from the COVID-19 pandemic, and the other factors described in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2020 and the Company's other filings with the Securities and Exchange Commission from time to time. Readers are therefore cautioned not to place undue reliance on the forward-looking statements contained herein which speak only as of the date hereof. The Company intends these forward-looking statements to speak only as of the time of this release and the Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future developments, or otherwise, except as may be required by law.

COMMUNITY HEALTHCARE TRUST INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands, except per share amounts)

	December 31, 2020	December 31, 2019

ASSETS
Real estate properties:
Land and land improvements	$83,714	$68,129
Buildings, improvements, and lease intangibles	651,398	534,503
Personal property	247	220
Total real estate properties	735,359	602,852
Less accumulated depreciation	(102,899)	(77,523)
Total real estate properties, net	632,460	525,329
Cash and cash equivalents	2,483	1,730
Restricted cash	409	293
Other assets, net	33,050	35,179
Total assets	$668,402	$562,531

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Debt, net	$212,374	$194,243
Accounts payable and accrued liabilities	5,743	3,606
Other liabilities	20,369	11,271
Total liabilities	238,486	209,120

Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 450,000,000 shares authorized; 23,888,090 and 21,410,578 shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively	239	214
Additional paid-in capital	550,391	447,916
Cumulative net income	36,631	17,554
Accumulated other comprehensive (loss) income	(11,846)	(4,808)
Cumulative dividends	(145,499)	(107,465)
Total stockholders’ equity	429,916	353,411
Total liabilities and stockholders' equity	$668,402	$562,531

The Condensed Consolidated Balance Sheets do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

COMMUNITY HEALTHCARE TRUST INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2020 AND 2019
(Unaudited; Dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
REVENUES
Rental income	$19,728	$16,292	$73,925	$58,269
Other operating interest	396	541	1,759	2,580
	20,124	16,833	75,684	60,849

EXPENSES
Property operating	3,485	2,840	13,614	12,235
General and administrative	2,486	2,126	8,768	7,719
Depreciation and amortization	6,905	5,906	25,378	22,225
	12,876	10,872	47,760	42,179

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND OTHER ITEMS	7,248	5,961	27,924	18,670
Loss on sale of real estate	—	—	(313)	—
Interest expense	(2,124)	(2,513)	(8,620)	(9,301)
Deferred income tax expense	(40)	(1,421)	(80)	(1,430)
Interest and other income, net	156	186	166	437
INCOME FROM CONTINUING OPERATIONS	5,240	2,213	19,077	8,376
NET INCOME	$5,240	$2,213	$19,077	$8,376

NET INCOME PER COMMON SHARE:
Net income per common share – Basic	$0.21	$0.09	$0.80	$0.37
Net income per common share – Diluted	$0.21	$0.09	$0.80	$0.37
WEIGHTED AVERAGE COMMON SHARE OUTSTANDING-BASIC	22,427	19,686	21,576	18,685
WEIGHTED AVERAGE COMMON SHARE OUTSTANDING-DILUTED	22,427	19,686	21,576	18,685

The Condensed Consolidated Statements of Income do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

COMMUNITY HEALTHCARE TRUST INCORPORATED
RECONCILIATION OF FFO and AFFO (1)
(Unaudited; Amounts in thousands, except per share amounts)

	Three Months Ended December 31,
	2020	2019
Net income	$5,240	$2,213
Real estate depreciation and amortization	6,951	5,943
Income tax expense (2)	—	1,321
Total adjustments	6,951	7,264
Funds From Operations	$12,191	$9,477
Straight-line rent	(693)	(699)
Stock-based compensation	1,393	1,085
AFFO	$12,891	$9,863
Funds from Operations per Common Share-Diluted	$0.53	$0.47
AFFO Per Common Share-Diluted	$0.56	$0.49
Weighted Average Common Shares Outstanding-Diluted (3)	23,068	20,220

(1)
Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers funds from operations ("FFO") and adjusted funds from operations ("AFFO") to be appropriate measures of operating performance of an equity real estate investment trust ("REIT"). In particular, the Company believes that AFFO is useful because it allows investors, analysts and Company management to compare the Company's operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by unanticipated items and other events.

The Company uses the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") definition of FFO. FFO and FFO per share are operating performance measures adopted by NAREIT. NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to net income (calculated in accordance with GAAP), excluding gains or losses from the sale of certain real estate assets and gains or losses from change in control, plus depreciation and amortization related to real estate, plus impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, and after adjustments for unconsolidated partnerships and joint ventures, as well as other items discussed in NAREIT's Funds From Operations White Paper - 2018 Restatement. NAREIT also provides REITs with an option to exclude gains, losses and impairments of assets that are incidental to the main business of the REIT from the calculation of FFO. AFFO presented herein may not be comparable to similar measures presented by other real estate companies due to the fact that not all real estate companies use the same definition.

FFO and AFFO should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of the Company's financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO and AFFO should be examined in conjunction with net income as presented elsewhere herein.

(2)	In the fourth quarter of 2018, the Company recorded a $5.0 million impairment related to its mezzanine loan with Highland Hospital and recorded a related tax benefit and deferred tax asset of approximately $1.3 million. This deferred tax asset was impaired in the fourth quarter of 2019 and the tax benefit was reversed resulting in tax expense of $1.3 million. The Company believes that the mezzanine loan is incidental to the main operations of the Company. As such, the Company excluded the tax impact from the impairment of the note receivable in its calculation of FFO for the three months ended December 31, 2019.

(3)	Diluted weighted average common shares outstanding for FFO are calculated based on the treasury method, rather than the 2-class method used to calculate earnings per share.
 CONTACT: David H. Dupuy, 615-771-3052
SOURCE: Community Healthcare Trust Incorporated